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EXHIBIT 23.7

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

    We hereby consent to the use of our name and to the description of our opinion letter, dated November 18, 2001, and to the inclusion of such letter as an exhibit to the registration statement on Form S-4 and related joint proxy statement/prospectus of NetBank, Inc. and Resource Bancshares Mortgage Group, Inc.

/s/ RAYMOND JAMES & ASSOCIATES, INC.

December 14, 2001

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EXHIBIT 23.7 CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.